UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2012

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 W. Broadway, Suite 650 Long Beach, California		90802
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 28, 2012, Global Clean Energy Holdings, Inc. (“we,” “our,” “us” or the “Company”) entered into a Consulting Agreement (the “Agreement”) with Donald J. Murray, pursuant to which Mr. Murray agreed, effective December 1, 2012, to serve as our Interim Chief Financial Officer.

Concurrently with the execution of the Agreement, we granted Mr. Murray a five year option to purchase 5,280,000 shares of the Company’s common stock (the “Options”), at a strike price of $.0125 per share, subject to the following vesting schedule: upon execution of the Agreement 660,000 Options vested; upon the first of the month and the first of every month thereafter during the term of the Agreement, 660,000 additional Options shall vest.  In the event that either party terminates the Agreement prior to June 30, 2013, the Options shall, upon such termination, cease vesting and the unvested Options shall be forfeited, and the Options shall only be exercisable to the extent that such Options have vested prior to the termination date.

The Agreement provides for termination of the Agreement without “cause” (as defined) by us with 30 days written notice.  There is no severance payment provision in the Agreement.

Mr. Murray has an extensive financial background, including roles as Chief Financial Officer, Director of Finance, Vice President of Investment Banking and as a Portfolio Fund Manager. From 2009 to 2011, Mr. Murray served LiveFuels, an algae based biofuels company, in a number of capacities, including as the company’s Director of Finance in 2011.  Mr. Murray was the Chief Financial Officer of Stored Value Exchange, a technology platform company, from 2011-2012, and the Chief Financial Officer of Truli Media Group, a social media and ecommerce company, also from 2011-2012.  From 2007-2008, Mr. Murray served as Vice President of Investment Banking with Global Hunter Securities, from 2006-2007 he served as Vice President of Investment Banking with Pacific Ridge Capital, from 2003-2006 he served as Chief Financial Officer for LifeBase Advisors, from 1999-2001 served as Investment Banker/Operations Manager for Off-Road Capital and from 1996-1999 he was a Portfolio Manager for KW Fund Management.

Mr. Murray holds an MBA in Finance and International Business from The Ohio State University and a BA in Business Management from University of Maryland. Mr. Murray served in the United States Air Force from 1988-1993 in Intelligence Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer